                                                                    EXHIBIT 10.9
                                                                    ------------

                            ASSET PURCHASE AGREEMENT
                            ------------------------


     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 27th day of July, 1995, by and among PREM MARK, INC., d/b/a Rainbow Natural Foods Distributing, a Colorado corporation with its principal place of business at 4850 Moline Street, Denver, Colorado 80239 ("Seller") and CORNUCOPIA NATURAL FOODS, INC., a Delaware corporation and having its principal place of business at 260 Lake Road, Dayville, Connecticut 06241 ("Buyer").

RECITALS:

     A. Seller is engaged in the business of wholesale sales of natural foods and related products; and

     B. Buyer desires to purchase the business and assets of Seller and the Seller desires to sell such business and assets to the Buyer under the terms of this Agreement.

     NOW THEREFORE, Buyer and Seller, in consideration of the mutual promises contained in this Agreement, hereby agree as follows:

                                   ARTICLE I
                          PURCHASE AND SALE OF ASSETS
                          ---------------------------

Section 1.1   Assets to be Purchased and Sold.
- -----------   -------------------------------

     (a)     Description of Assets. At the Closing (defined in Section 1.2),
             ---------------------
Seller shall sell and convey to Buyer, and Buyer shall purchase and acquire from Seller, the wholesale natural food business and assets of Seller existing and owned by Seller on the Closing Date (defined in Section 1.2) other than the Excluded Assets (defined in Section 1.1(b)). The assets of Seller to be purchased hereunder (which exclude the Excluded Assets) are referred to as the "Purchased Assets", and shall include without limitation:

              (i) all Seller's notes and accounts receivable (the "Receivables") existing on the Closing Date, including but not limited to those set forth on Exhibit 1.1(a) (i) and as reflected in the Closing Date Financial
        -----------------
     Statements (defined in Section 1.3(a) (i). Buyer shall acquire such Receivables on a recourse basis. The amount of any of the Receivables not collected within ninety (90) days after the Closing Date after reasonable and good faith collection attempts by Buyer will be returned to Seller by written assignment and offset against reserves established in the Closing Date Financial Statements, and to the extent such uncollectible Receivables exceed such reserves, any excess shall immediately reduce the remaining principal balance of the Note (defined in Section 1.3(c). Customer payments made to Buyer on account of Receivables at any time after the Closing

Date shall be applied by Buyer to the reduction of such customer's outstanding balance by first applying such payments to the oldest accounts; provided, however, if Buyer determines in good faith that a customer has directed that a payment be credited to accounts other than the oldest account because the customer disputes that account, Buyer will apply payment as directed until such time as Seller resolves the dispute and if the dispute is resolved within ninety
(90) days after the Closing Date such payment will be applied as resolved and if not resolved within such ninety (90) days, that unresolved account amount shall be deemed uncollectible. Buyer shall be required to use only good faith collection attempts which are reasonable under the circumstances. Buyer shall not be required to refer such accounts to collection agencies or initiate legal action in any court.

     (ii) all Seller's inventories, supplies and other personal property held for sale, lease or consumption in Seller's business on the Closing Date (the "Inventory") which Inventory was counted by Seller and observed by Seller's auditors, Arthur Andersen LLP (the "Auditors"), on July 14 and 15, 1995 at the expense of the Seller, and was observed by Buyer's auditors, KPMG Peat Marwick LLP ("Buyer Auditors"), and shall be subject to sales and purchases from July 15, 1995 to the Closing Date and shall be verified by the Buyer and Seller and by the Buyer Auditors and the Auditors based on normal audit procedures as of the Closing Date. The Buyer shall have the right to exclude from the Inventory (and from the purchase thereof) all obsolete (namely products and/or product lines discontinued by the manufacturer and short date or expired date codes as determined in accordance with Seller's delivery standard) and damaged items of inventory as determined in accordance with generally accepted accounting principles ("GAAP"). The Seller shall prepare a detailed description of the Inventory to be purchased by Buyer and shall value the same on the lower of cost or market value thereof in accordance with GAAP as of the Closing Date, which shall be reviewed by the Auditors and by the Buyer Auditors for compliance with the provisions of this paragraph (ii) and which shall be included as Exhibit
                                                                     -------
1.1(a) (ii);
- -----------

     (iii) all furniture, furnishings, fixtures, equipment, machinery, vehicles, material handling equipment, rolling stock, storage racks, shelving and all other tangible personal property (other than Inventory) of Seller as of the Closing Date (the "Equipment"), which Equipment to be transferred is described in Exhibit 1.1(a) (iii);
             --------------------

     (iv) all rights of Seller under all contracts, leases and agreements as of the Closing Date (the "Contracts") existing on the Closing Date under those Contracts Described or referred to in Exhibit 1.1(a) (iv);
                                      -------------------

              (v) (A) all rights of Seller in (i) the name "Rainbow Natural Foods Distributing" which Seller has filed as a fictitious name with the Colorado Secretary of State and any trademarks, trade names or service marks in connection therewith (the "Name"), (ii) the trademark and service mark "Rainbow Natural Foods Distributing" and design and all registrations thereof and pending applications therefor (the "Mark"), (and Seller has no other trade names, trademarks, service marks, copyrights and registrations thereof or applications therefor) and (iii) customer lists and vendor lists and other property belonging to, used in or relative to Seller's business as of the Closing Date, including without limitation, those described in
     Exhibit 1.1(a) (v) hereto (together with the Name and the Mark, the
     -----------------
     "Intellectual Property");

              (vi) all Seller's business records relating to the Purchased Assets (the "Records");

              (vii) all Seller's unemployment tax ratings relating to the business of Seller as of the Closing Date to the extent assignment thereof to Buyer is permitted by applicable law and Buyer requests that they be assigned;

              (viii) all Seller's federal, state and local governmental permits, licenses and approvals required for the conduct of its business (or held with respect to the assets and operations of the business of Seller) as of the Closing Date to the extent assignment thereof to Buyer is permitted by applicable law (the "Licenses") all of which Licenses are described in Exhibit 1.1(a) (viii) hereto; and
     --------------------------------------------------------------------------

              (ix) all Seller's customer purchase orders related to the Seller's business as exist on the Closing Date, including deposits.

     (b)      Excluded Assets.  The Purchased Assets to be purchased and sold
              ---------------
hereunder shall not include the following assets of Seller existing on the Closing Date (the "Excluded Assets"):

              (i) Seller's cash, cash equivalents, bank deposits and marketable securities (the "Cash"); provided, however, that any Cash
                                         -----------------
     received after the Closing Date with respect to or as proceeds of any of the Purchased Assets purchased and sold hereunder shall be the property of Buyer;

              (ii) all claims and rights of Seller to federal, state and local income tax refunds, credits and benefits accrued as of the Closing Date (the "Tax Benefits");

              (iii) Seller's corporate minute books, stock records and income tax records, and any other records of Seller relating exclusively to Excluded Assets (the "Excluded Records"); and

              (iv) Seller's land, building and building improvements therein located at 4850 Moline Street, Denver, Colorado 80239 (the "Building").

Section 1.2  Closing Date.  The closing date (the "Closing Date") shall be on
- -----------  ------------
July 29, 1995 as of 11:59 P.M. on that date, provided that the conditions precedent referred to in Article V hereof have been fulfilled. The closing of this transaction (the "Closing") shall be held at the offices of counsel for the Seller, Ireland, Stapleton, Pryor & Pascoe, P.C., 1675 Broadway, Suite 2600, Denver, Colorado 80202. In the event that the transactions referred to herein shall not have closed by August 31, 1995, then either the Buyer or the Seller shall have the option to terminate this Agreement. Seller shall convey the Purchased Assets to Buyer by appropriate instruments of transfer and Buyer shall pay to Seller the Purchase Price as provided in Section 1.3 and shall assume the Assumed Obligations by appropriate instrument of assumption as provided in
Section 1.4.

Section 1.3   Purchase Price.
- -----------   --------------

     (a)      Definitions.
              -----------

              (i) "Closing Date Financial Statements" shall mean the audited balance sheet and related statement of income and retained income and cash flow of the Seller as of the Closing Date for the period January 1, 1995 to the Closing Date, prepared on a going concern basis, by the Auditors and at the expense of the Seller, without giving effect to the purchase and sale contemplated hereby, in accordance with GAAP applied in a manner consistent with the audited balance sheet and related statements of income and retained income and cash flow of Seller as of December 31, 1994, and the unaudited balance sheet of Seller as of March 25, 1995 (the "March 25, 1995 Balance Sheet") which Closing Date Financial Statements shall specifically schedule, in the notes or schedules thereto, as audited by the Auditors, and otherwise identify the Inventory, Receivables, Equipment and all of the Purchased Assets and the Assumed Obligations (defined in Section 1.4(b). The Seller shall request the Auditors to co-operate fully with Buyer Auditors, and shall request the Auditors to disclose and make available to Buyer Auditors all work papers, tax returns of Seller (and Seller hereby authorizes Creditors to release copies thereof to Buyer and Buyer Auditors) and all other relevant information as Buyer Auditors shall require to enable Buyer Auditors to issue a clean opinion to Buyer as to its starting amounts with respect to the Purchased Assets and the Assumed Obligations.

              (ii) "Payables" shall mean the liability of Seller for accounts payable at the Closing Date as shown on the Closing Date Financial Statements, limited to those items of current liabilities identified on the March 25, 1995 Balance Sheet as Accounts payable and accrued expenses, excluding accrued vacation expenses to the extent they are paid by Seller to its employees at Closing.

     (b)    Amount.  The Purchase Price to be paid by Buyer to Seller for the
            ------
Purchased Assets (the "Purchase Price") shall be Eight Million Two Hundred Fifty Thousand Dollars ($8,250,000) and shall be paid as set forth in Section 1.3(c).

     (c)    Payment of Purchase Price and Adjustments After Closing.
            -------------------------------------------------------

            (i) On the Closing Date (or at the election of the Buyer, the Buyer may wire transfer to the Seller's account on July 28, 1995 in which event the Seller shall be permitted to use a portion thereof to pay off its line of credit with First Interstate Bank of Denver, N.A. to enable that bank to terminate its liens on Seller assets and shall retain the remainder in escrow until the Closing Date and completion of all closing transactions on the Closing Date, otherwise Seller shall return the remainder to the Buyer via wire transfer on July 31, 1995 and shall repay the remainder with interest at the rate stated in the Note no later than August 31, 1995), Buyer shall pay Seller Four Million Two Hundred Fifty Thousand Dollars ($4,250,000) in immediately available funds, with the remainder of the Purchase Price of Four Million Dollars ($4,000,000), subject to adjustment as set forth in Section 1.3(c) (ii) payable pursuant to the terms of a Promissory Note (the "Note") as set forth on Exhibit 1.3(c). The Note shall
                                                  --------------
     be secured under the terms of Security Agreement (the "Security Agreement") in the form agreed upon by the Buyer and Seller whereby the Buyer shall grant to the Seller a security interest in the Receivables and Inventory purchased by the Buyer and otherwise as shall from the Closing Date exist with respect to Buyer's business operations in Colorado second to the prior security interest granted to Shawmut Capital Corp. formerly Barclay's Business Credit, Inc. ("Barclay's") and a security interest in the Equipment and replacements thereof (other than replacements financed by purchase money security interests) second to the prior security interest held by Donald deLaski ("deLaski"). Furthermore, such Security Agreement and the security interests granted to the Seller shall be subject to the terms of an Intercreditor or Subordination Agreement to be entered into on the Closing Date by and among the Buyer, the Seller, Barclay's, Triumph-Connecticut Limited Partnership and deLaski.

              (ii) The parties acknowledge that the Closing Date Financial Statements, the Receivables Exhibit 1.1(a) (i), and the Inventory Exhibit
                                 ------------------                    -------
     1.1(a) (ii) will not be available until after the Closing Date and they
     ----------
     agree to cooperate with one another such that the Auditors may produce the Closing Date Financial Statements and such Exhibits as expeditiously as possible and no later than forty-five (45) days following the Closing Date. The Purchase Price shall be adjusted as set forth in Section l.3(c) (iii) based on the Closing Date Financial Statements. Any upward or downward adjustment in the Purchase Price shall be reflected in the principal balance of the Note and the Buyer shall amend the Note, with the consent of the Seller, to reflect such adjustment. At the Closing, the Buyer shall deliver the Note in the original principal balance of $4,000,000 to counsel for the Seller who shall hold the same in escrow until such time as the Note is adjusted based on the adjustments required under Section 1.3(c)
     (iii) and when the Note, as so adjusted, has been executed and delivered to the Seller, such counsel shall return the Note delivered in escrow to the Buyer. If no adjustment to the Note is required, Buyer shall immediately authorize such counsel in writing to deliver the Note out of escrow to the Seller. Should any dispute arise as to the amount of the adjustment to the Note or otherwise, such counsel shall retain possession of the Note until the dispute is resolved or until as otherwise directed by a court of competent jurisdiction.

              (iii)   The Purchase Price shall be adjusted as follows:

              (A) From the sum of Accounts receivable, net, Inventories and Prepaid expenses and other current assets (as those items of current assets are identified on the March 25, 1995 Balance Sheet) as set forth on the Closing Date Financial Statements;

              (B) Shall be subtracted the sum of all Payables (as defined in Section 1.3(a) (ii), as set forth on the Closing Date Financial Statements; and

              (C) In the event the amount of such remainder (the "Remainder") is greater or less than $3,446,547;

              (D) Then the Purchase Price shall be increased by the excess of the Remainder over $3,446,547 and shall be reduced by the difference between $3,446,547 and the Remainder if the Remainder is less than $3,446,547, it being understood that such amount of $3,446,547 is the difference between the amounts of those items identified in subsections (A) and (B) on the March 25, 1995 Balance Sheet [namely (1)] the sum of (a) Accounts receivable, net, (b) Inventories and (c) Prepaid expenses and other current items, less (2) the sum of (w) Negative cash and (x) Accounts payable and accrued expenses.

     (d)      Allocation of Purchase Price.  The Purchase Price will be
              ----------------------------
allocated among the Purchased Assets as set forth on Exhibit 1.3(d),  which
                                            -----------------------
allocation shall be as determined by the Buyer subject to he approval of the Seller which shall not be unreasonably withheld or delayed. Each of the Buyer and Seller agrees that it will adopt and utilize the amounts so allocated for purposes of all federal, state and other tax returns filed by it and will not voluntarily take any position inconsistent therewith upon examination of any such tax return, in any claim, in any litigation or otherwise with respect to such tax returns. Notwithstanding any other provisions of this Agreement, the foregoing representation, warranty and agreement shall survive the Closing Date without limitation.

Section 1.4   Assumption of Obligations.
- -----------   -------------------------

     (a)      Instrument of Assumption. At the Closing, Buyer shall, by separate
              ------------------------
instrument reasonably satisfactory to Seller, assume and agree to pay, perform and discharge, as and when they become due, all of the Assumed Obligations as herein defined existing on the Closing Date and as set forth in the Closing Date Financial Statements, and shall indemnify and save harmless Seller, its directors, officers and shareholders, and their respective successors and assigns, from and against any and all loss, liability, cost or expense (including without limitation reasonable attorneys' fees and expenses) incurred by them and arising out of the failure of Buyer to duly pay, perform and discharge the Assumed Obligations as and when they become due.

     (b)      Assumed Obligations Defined.  As used in this Agreement, "Assumed
              ---------------------------
Obligations" means only those obligations, liabilities, covenants, commitments and undertakings of Seller (other than Excluded Liabilities and Obligations) existing on the, Closing Date and whether or not required under GAAP to be accrued as liabilities on the Closing Date Financial Statements arising under:

              (i)    the Contracts described or referred to in Exhibit 1.1(a)
                                                               --------------
     (iv) hereto;
     ----

              (ii) any ad valorem property taxes for the year 1995 with respect to the Purchased Assets to the extent not accrued as of the Closing Date;

              (iii)  the Payables as defined in and as limited in Section 1.3(a)
     (ii);

              (iv) the remaining obligations of the Seller with respect to the Seller's note payable to the Seller's chairman of the board dated March 31, 1992, having an outstanding principal balance of $543,796 as of December 31, 1994 (which has been reduced by timely payment by Seller of monthly installments since that date), payable in monthly installments, maturity at March 30, 1999, collateralized by related warehouse equipment financed (the "Equipment Note"); and

              (v) the remaining obligations of Seller with respect to a Seller note or installment sales contract payable to Emich Oldsmobile-GMC Truck West, Inc. for a vehicle loan having an outstanding balance of $10,061.32 on the Closing Date.

     (c)      Excluded Liabilities and Obligations Defined.  As used in this
              --------------------------------------------
Agreement, the "Excluded Liabilities and Obligations" means all obligations, liabilities, covenants, commitments and undertakings of the Seller which are not expressly included within the definition of Assumed Obligations.

     (d)      No Other Liabilities Assumed; Liabilities of Buyer After Closing.
              ----------------------------------------------------------------
Except for the Assumed Obligations, Buyer is not assuming any of Seller's liabilities, obligations, covenants, commitments and undertakings, whether known or unknown, contingent or realized.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

     To induce Buyer to enter into this Agreement and to purchase the Purchased Assets, Seller hereby represents and warrants to the Buyer that:

Section 2.1  Corporate Organization and Authority.  Seller is a corporation duly
- -----------  ------------------------------------
organized and validly existing in good standing under the laws of the State of Colorado, with full corporate power and authority to conduct its business as now conducted, to own its assets and enter into and perform its obligations under this Agreement. Seller's execution, delivery and performance of this Agreement and the sale to Buyer of the Purchased Assets have been duly authorized by all requisite corporate, director and shareholder action on the part of Seller, and this Agreement constitutes, and all deeds, bills of sale, assignments, agreements and other instruments and documents to be executed and delivered by Seller hereunder will constitute, Seller's legal, valid and binding obligations, enforceable against Seller in accordance with their respective terms.

Section 2.2   Subsidiaries, Foreign Qualification and Ownership.
- -----------   -------------------------------------------------

     (a)      Subsidiary.   Seller has no subsidiaries and no other equity
              ----------
investments in any other corporation, partnership or other business entity.

     (b)      Ownership. Seller's authorized capital stock consists of 5,000
              ---------
shares of $1.00 par value common stock, of which 264 shares have been duly authorized for issuance, have been validly issued and are outstanding, and are owned of record by Robert A. Jacobs, Trustee of the Onae Trust, Stephen Sardoni, Settlor, and Robert A. Jacobs, Trustee, dated December 20, 1985.

Section 2.3   Absence of Conflicts and Consent Requirements.  Seller's
- -----------   ---------------------------------------------
execution and delivery of this Agreement and performance of its obligations hereunder, including the sale of the Purchased Assets, will not conflict with, violate or result in any default under Seller's Articles of Incorporation or Bylaws or, except as set forth in Exhibit 2.3 hereto, any mortgage, indenture,
                                  -----------
agreement, instrument or other contract to which Seller is a party or by which Seller or its property is bound, nor will they violate any judgment, order, decree, law, statute, regulation or other judicial or governmental restriction to which Seller is subject. Except as set forth in Exhibit 2.3 hereto, Seller's
                                                    -----------
execution and delivery of this Agreement and performance of its obligations hereunder, including the sale of the Purchased Assets, will not require the consent of, or any prior filing with or notice to, any governmental authority or other third party.

Section 2.4   Financial Statements.  Seller's (a) audited financial statements
- -----------   --------------------
for its fiscal years ended December 31, 1992, 1993, and 1994, consisting of its balance sheets as of such dates and its related statements of income and retained earnings and cash flows for the years then ended, and (b) unaudited balance sheet for the period ended March 25, 1995 and its related statements of income and retained earnings and cash flows (collectively, the "Financial Statements"), which Financial Statements are included as Exhibit 2.4 hereto,
                                                         -----------
present fairly the financial position of Seller at the periods then ended and the results of its operations and cash flows for the periods then ended, in accordance with GAAP, provided, however, the March 25, 1995 Balance Sheet values Inventory at cost and not the lower of cost or market as required by GAAP.

Section 2.5   Absence of Certain Changes.  Since March 25, 1995, except as set
- -----------   --------------------------
forth or referred to in Exhibit 2.5 hereto, there has not been:
                        -----------

              (a) any material adverse change in the financial position of Seller or in the results of its operations;

              (b) any change in the condition of the properties, business or liabilities of Seller except normal and usual changes in the ordinary course of business which have not been materially adverse;

              (c) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties or business of Seller;

              (d) any sale, lease, abandonment or other disposition by Seller of any interest in any machinery, equipment or other operating tangible personal property other than disposition of such tangible personal property which was no longer usable or required in Seller's business or which was replaced by tangible personal property of equal or greater value;

              (e) any change in the accounting methods or practices followed by Seller or in depreciation, amortization or inventory valuation policies theretofore used or adopted;

              (f) any material liability incurred by Seller contingent or otherwise, other than trade accounts, operating expenses, obligations under executory contracts incurred for fair consideration, taxes accrued with respect to operations during such period, and indebtedness for money borrowed or for the deferred purchase price of property purchased for fair consideration, all incurred in the ordinary course of Seller's business and in amounts and on terms consistent with prior practices;

              (g) any increase, outside the ordinary course of business, in the compensation paid or to be paid, directly or indirectly, to any shareholder, officer or key employee of Seller, or any general increase in the rate of compensation paid to Seller's other employees; provided, however, it is understood by Buyer that Seller has made a separate severance payment to its President;

              (h) any resignation of any key management employee of Seller; or

              (i) any other material adverse change in the business or prospects of Seller, other than economic or regulatory changes generally known through Seller's industry as a whole and not unique to Seller's business.

Section 2.6   Title to Assets.
- -----------   ---------------

     (a)      Intellectual Property. To the best knowledge of Seller, the Seller
              ---------------------
has exclusive rights to use the Intellectual Property described on Exhibit
                                                                   -------
1.1(a)(ix) in connection with its businesses as and where now conducted. The use
- ---------
of the Intellectual Property by Seller in its business as and where now conducted does not, to the best knowledge of Seller, violate or infringe the rights of any other person, nor is Seller a party to any agreement with any other person or entity with respect to the use of the Intellectual Property.

     (b)      Contract Rights. The rights of Seller under the Contracts
              ---------------
described or referred to in Exhibit 1.1(a) (iv) are valid and enforceable by
                            ------------------
Seller, will, at the Closing, be validly assigned to and thereupon enforceable by Buyer, in each case in accordance with their respective terms. Seller is not in default in any material respects (nor does any circumstance exist which, with notice or the passage of time or both, would result in such a default) under any of the Contracts, and the assignment by Seller of its rights thereunder to Buyer will not violate the terms thereof.

     (c)      Purchased Assets.  Seller has good and marketable title to the
              ----------------
Purchased Assets, free and clear of all encumbrances other than those set forth on Exhibit 2.6 (the "Permitted Encumbrances"), has the right to convey
         -----------
the Purchased Assets to the Buyer, at the Closing shall have conveyed to Buyer good and marketable title to the Purchased Assets free and clear of all encumbrances other than the Permitted Encumbrances, and will warrant and defend the title to the Purchased Assets in Buyer against the lawful claims of all persons whomsoever, subject to the Permitted Encumbrances.

Section 2.7   Condition of Tangible Assets.
- -----------   ----------------------------

     (a)      Building. The Building is owned and occupied by Seller and the
              --------
Seller has full right, title and unencumbered interest therein (other than a first mortgage interest held by deLaski) and has full power and authority to enter into the Lease with the

Buyer. On the Closing Date, the Buyer will have full unobstructed right to occupy the Building which shall be vacated by the Seller on the Closing Date.

     (b)      Equipment. All of the Equipment described in Exhibit 1.1(a) (iii)
              ---------                                    -------------------
is currently operating and is in good condition and repair and will be in good operating condition and repair on the Closing Date subject to ordinary wear and tear.

     (c)      Inventory.  All of the Inventory to be shown on the Closing Date
              ---------
Financial Statements will be valued at the lower of cost or market.

Section 2.8   Equipment Leases.  Except as set forth in Exhibit 2.8, none of the
- -----------   ----------------                          -----------
Equipment is leased by Seller to any other party and none of the real or tangible personal property used in Seller's business is leased by Seller from any other party. There is no default under the leases described on Exhibit 2.8
                                                                   -----------
and such leases are valid and enforceable in accordance with their terms and the assignment by Seller of its rights thereunder to Buyer will not violate the terms thereof.

Section 2.9   Adequacy of Assets.  The Purchased Assets to be sold hereunder
- -----------   ------------------
include all property, contract rights, leases and intangibles necessary for Buyer to continue in all material respects its ordinary course after the Closing the business now conducted by Seller, other than such business as Seller conducts with the Excluded Assets.

Section 2.10  Litigation.  Except as described in Exhibit 2.10 hereto, there are
- ------------  ----------                          ------------
no claims, actions, suits or other proceedings pending, or to the knowledge of Seller threatened, against the Purchased Assets or the Building before any court, agency or other judicial, administrative or other governmental body or arbitrator nor, to Seller's knowledge, does any state of facts exist which would be likely to give rise to any such claim, action, suit or other proceeding.

Section 2.11  Compliance With Law.
- ------------  -------------------

     (a)      Conduct of Business.  Seller has conducted its business so as to
              -------------------
comply with, and is in material compliance with, all laws, statutes, regulations, rules and other requirements of any governmental authority applicable to it, including the Environmental Laws.

     (b)      Investigations.  Exhibit 2.11 describes all investigations of
              --------------   ------------
Seller or Seller's business known to Seller conducted by any grand jury, administrative agency or other governmental authority, and describes all inspection reports, inquiries, demands, requests for information, and claims of violations or noncompliance with law received by Seller from any governmental authority.

     (c)      Judgments and Orders.  Except as described in Exhibit 2.11, there
              --------------------                          ------------
are no outstanding judgments, orders, writs or decrees of any judicial or other governmental authority binding specifically upon Seller or the Purchased Assets and not of general application, other than judgments, orders, writs and decrees with which Seller has complied and which have no future applicability.

     (d)      Capital Expenditures.  There are no material capital expenditures
              --------------------
of which Seller has knowledge which will be required to be made in connection with Seller's business as now conducted in order to comply with any existing laws, regulations or other governmental requirements applicable to Seller's business, including without limitation requirements relating to occupational health and safety and protection of the environment.

     (e)      Improper Payments.  Neither Seller nor any shareholder, officer,
              -----------------
director, employee or other representative of Seller acting or purporting to act on behalf of Seller or of any business enterprise with which Seller has been associated or affiliated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property or services in violation of applicable law.

Section 2.12  Hazardous Substances.  Seller has not caused or permitted the
- ------------  --------------------
Purchased Assets or the Excluded Assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Substances, or other dangerous or toxic substances, or solid waste, except in compliance with all Environmental Laws, and has not caused or permitted and has no knowledge of the Release (as defined below) of any Hazardous Substances (as defined below) on or off-site of Seller's property, except as set forth in Exhibit 2.12. "Hazardous Substances" include any
                       ------------
pollutants, dangerous substances, toxic substances, hazardous wastes, hazardous materials, or hazardous substances as defined in or pursuant to the Resource Conservation and Recovery Act 942 U.S.C. Section 6901, et seq.) ("RCRA") as
                                                       -- ---
amended, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 6901, et seq ("CERCLA") as amended, the Clean Air Act,
                              -- ---
as amended, the Clean Water Act, as amended, the Toxic Substances Control Act, as amended, or any other Environmental Law. "Release" means releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping. In addition, except as set forth in Exhibit 2.12, Seller has complied with all applicable Environmental
         ------------
Laws and rules and regulations pertaining to Hazardous Substances or protection of environmental quality. For purposes of this Agreement, the term "Environmental Laws" means any federal, state or local laws, rules, regulations, ordinances, standards or judicial decisions relating to or regulating human safety or the condition of the environment, or the use, handling or disposal of any Hazardous Substance including, without limitation, RCRA, as amended, CERCLA, as amended, the Toxic Substances Control Act, as amended, or any other federal, state or local environmental law, ordinance, rule or regulation.

Section 2.13  Taxes.
- ------------  -----

     (a)      Returns and Payment of Taxes.  All tax returns required to be
              ----------------------------
filed on or prior to the Closing Date by Seller with all taxing authorities have been or prior to the Closing Date will have been filed; and all Taxes shown to be due and payable on such returns, all other Taxes, duties and other governmental charges payable by Seller and for the payment of which there may arise any lien upon the Purchased Assets sold hereunder subsequent to such sale, and all deficiencies, assessments, penalties and interest with respect thereto, notice of which has been received by Seller, in each case due and payable on or before the Closing Date, have been or prior to the Closing Date will have been paid. Copies of all state and federal income tax returns for the Seller for its last three (3) fiscal years have been separately delivered to Buyer, which copies are true and correct.

     (b)      Taxes Defined.  For purposes of this Agreement, "Tax" means any of
              -------------
the Taxes and "Taxes" means, (i) all income Taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, property or windfall profits Taxes, alternative or add-on minimum Taxes, customs duties or other Taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) and
(ii) any liability for the payment of any amount of the type of described in the immediately preceding clause (i) as a result of being a "transferee") within the meaning of Section 6901 of the Internal Revenue Code or any other applicable law) of another person or entity or a member of an affiliated or combined group.

     (c)      Tax Indemnification.  Seller shall indemnify and hold harmless the
              -------------------
Buyer and the Purchased Assets from and against any and all claims, losses, damages, costs, and expenses which may be asserted against or incurred by Buyer with respect to any Taxes.

Section 2.14  Employee Benefit Plans.
- ------------  ----------------------

     (a)      Except as set forth on Exhibit 2.14, neither the Seller nor any
                                     ------------
person or entity under "common control" with it (as "common control" is defined under the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) currently maintains or contributes to, nor currently is a party to or may have liability with respect to (i) any bonus, pension, profit sharing, savings, retirement, or other similar deferred compensation plans, programs, or arrangements (including, but not limited to, "employee pension benefit plans" within the meaning of Section 3(1) of ERISA) which provides or provided benefits to any employees or other parties performing services for Seller (or their beneficiaries or dependents) ("Pension Benefit Plans"), or (ii) any hospitalization, medical or dental reimbursement, severance pay, vacation pay, disability, death benefit, insurance, or other similar welfare benefit plans, programs, or arrangements (including, but not limited to, "employee welfare benefit plans" within the meaning of Section 3(2) of ERISA) which provides or provided benefits to any employees or other parties performing services for seller (or their beneficiaries or dependents) ("Welfare Benefit Plans"). Prior to the date hereof, Seller has delivered to the Buyer true copies of all documents, as they may have been amended to the date hereof, embodying or relating to all such plans set forth in Exhibit 2.14.
                                        ------------

     (b)      Except as set forth in Exhibit 2.14,  as of the date hereof:
                                     ------------

              (i) All payments required by any Pension Benefit Plan or Welfare Benefit Plan, any related trusts or any collective bargaining agreement or by law to be made by each such plan (including all insurance premiums or intercompany charges with respect to each such plan) with respect to all periods through the date hereof have been made, and all amounts have been properly accrued to date as liabilities under or with respect to each such plan for the current plan years; and

              (ii) Seller has performed all material obligations required to be performed by it under, and is not in material default under or in material violation, in form or in operation, of any term, provision, or condition of any Pension Benefit Plan or Welfare Benefit Plan.

     (c) Seller shall indemnify and hold harmless the Buyer from and against any and all claims, losses, damages, costs, and expenses which may be asserted against or incurred by Buyer with respect to any pension, welfare, fringe, or other employee benefit plan previously maintained or contributed to by Seller or any predecessor that provided benefits to any current or former employees or other parties by reason of services performed for Seller (or their beneficiaries or dependents).

Section 2.15  Employee Relations.
- ------------  ------------------

     (a)      Labor Organizations.  Seller is not a party to, and there does not
              -------------------
otherwise exist, any union, collective bargaining or similar agreement with respect to employees of Seller. To the knowledge of Seller, there is no threatened strike, work stoppage work slowdown, or union organizing effort under way relating to Seller or its properties or business that may have a material adverse effect on the business, operations, or condition (financial or otherwise) of Seller.

     (b)      Restrictions on Employees.  To Seller's knowledge, no employee of
              -------------------------
Seller is subject to any agreement with any other person or entity which requires such officer or employee to assign any interest in inventions or other intellectual property or keep confidential any trade secrets, proprietary data, customer lists or other business information or which restricts such employee from engaging in competitive activities or solicitation of customers.

Section 2.16  Certain Contracts and Transactions.
- ------------  ----------------------------------

     Except as set forth in Exhibit 1.1(a) (iv) hereto or entered into between
                            ------------------
the date hereof and the Closing Date with Buyer's prior consent, Seller is not party to any contract or agreement (including an option):

              (i) requiring performance by any party for a term of more than ninety (90) days from the Closing Date and not terminable prior to such time by Seller without cost, liability or penalty;

              (ii) providing for the sale or purchase by Seller of any equipment at a price of $5,000 or more;

              (iii) providing for payments by Seller in the aggregate amount of $5,000 or more for other than inventory purchased and other obligations in the ordinary course of business;

              (iv) evidencing, creating, guaranteeing or securing indebtedness of Seller for borrowed money or for the deferred purchase price of property;

              (v) pursuant to which any person or entity acts as agent, salesman, broker or in a similar representative capacity for Seller;

              (vi) establishing or providing for any joint venture, partnership or similar arrangement between Seller and any other person or entity;

              (vii) granting to any other person or entity a power of attorney or similar authority to act for Seller;

              (viii) under which the cost of Seller's performance is or is likely to be materially in excess of the benefits derived or expected to be derived by Seller thereunder;

              (ix) guaranteeing or endorsing the obligations of any other person or entity;

              (x)    under which any person or entity described in clause (i),
    (ii) or (iii) of subsection (b) of this Section is a party or has an interest; or

              (xi) which is otherwise material to Seller's business or materially affects its assets, operations, profitability or prospects.

Section 2.17  Articles of Incorporation and Bylaws.  Seller has delivered to
- ------------  ------------------------------------
Buyer copies of its Articles of Incorporation and Bylaws and all amendments thereto, which documents are complete and correct as of the Closing Date.

Section 2.18  Products.  There are, to the knowledge of Seller, no orders or
- ------------  --------
decrees of any court or governmental or regulatory body by which Seller or any of its assets or properties is bound and, to the knowledge of Seller, no statements, citations or decisions by any governmental or regulatory body that any product marketed or distributed by Seller ("Product") within one (1) year prior to the date of this Agreement, is defective or fails to meet in any material respect any standards promulgated by any such governmental or regulatory body. Within one (1) year prior to the date of this Agreement, there have been, to the best of Seller's knowledge, no recalls ordered by any such governmental or regulatory body with respect to any Product except as set forth on Exhibit 2.18.
   -------------

Section 2.19  No Material Misstatements or Omissions.  The representations and
- ------------  --------------------------------------
warranties of Seller in this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading.

                                  ARTICLE III
                                  -----------
           REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS OF BUYER
           ----------------------------------------------------------

     To induce Seller to enter into this Agreement and to sell the Purchased Assets, Buyer hereby represents and warrants to the Seller that:

Section 3.1  Corporate Organization and Authority.  Buyer is a corporation duly
- -----------  ------------------------------------
organized and validly existing in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as now conducted and to enter into and perform its obligations under this Agreement and on the Closing Date will be duly qualified to do business in Colorado. Buyer's execution, delivery and performance of this Agreement and its acquisition of and payment for the Purchased Assets have been duly authorized by all requisite corporate action on the part of Buyer, and this Agreement constitutes, and all agreements and other instruments and documents to be executed and delivered by Buyer hereunder (including without limitation the Note) will constitute, Buyer's legal, valid and binding obligations, enforceable against Buyer in accordance with its terms.

Section 3.2  Absence  of  Conflicts  and  Consent  Requirements.  Buyer's
- -----------  --------------------------------------------------
execution and deliver of this Agreement and performance of its obligations hereunder, including the purchase of and payment for the Assets hereunder, do not and will not conflict with, violate or result in any default under Buyer's Articles of Incorporation or Bylaws or any mortgage, indenture, agreement, instrument or other contract to which Buyer is a party or any judgment, order, decree, law, statute, regulation or other judicial or governmental restriction to which Buyer is subject. Buyer's execution and delivery of this Agreement and performance of its obligations hereunder, including the purchase of and payment for the Purchased Assets, and the issuance of the Note, do not and will not require the consent of, or any prior filing with or notice to, any governmental authority or other third party.

Section 3.3  Financial Statements.  Buyer's (a) audited financial statements for
- -----------  --------------------
its fiscal years ended October 31, 1992, 1993 and 1994, consisting of its balance sheets as of such dates and its related statements of income and retained earnings and cash flows for the years then ended, and (b) unaudited balance sheet for the period ended April 30, 1995 and its related statements of income and retained earnings and cash flows (collectively, the "Buyer Financial Statements"), which Buyer Financial Statements are included as Exhibit 3.3
                                                               -----------
hereto, present fairly the financial position of Buyer at the periods then ended and the results of its operations and cash flows for the periods then ended, in accordance with GAAP.

Section 3.4  Absence of Certain Changes.  Since April 30, 1995, there has not
- -----------  --------------------------
been:

             (a) any material adverse change in the financial position of Buyer or in the results of its operations;

             (b) any change in the condition of the properties, business or liabilities of Seller except normal and usual changes in the ordinary course of business which have not been materially adverse;

             (c) any damage, destruction or loss (whether or not covered by insurance) materially or adversely affecting the properties or business of Buyer;

             (d) any change in the accounting methods or practices followed by Buyer or in depreciation, amortization or inventory valuation policies theretofore used or adopted;

             (e) any material liability incurred by Seller contingent or otherwise, other than trade accounts, operating expenses, obligations under executory contracts incurred for fair consideration, taxes accrued with respect to operations during such period, and indebtedness for money borrowed or for the deferred purchase price of property purchased for fair consideration, all incurred in the ordinary course of Buyer's business and in amounts and on terms consistent with prior practices; or

             (f) any other material adverse change in the business or prospects of Buyer, other than economic or regulatory changes generally known through Buyer's industry as a whole and not unique to Buyer's business.

Section 3.5  No Material Misstatements or Omissions.  The representations and
- -----------  --------------------------------------
warranties of Buyer in this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading.

Section 3.6  Covenants to Buyer.  Until the Note is paid in full, Buyer
- -----------  ------------------
covenants and agrees with Seller that:

             (a) As soon as available and in any event within 120 days after the end of each fiscal year of the Buyer, Buyer will furnish to Seller audited consolidated statements of income, retained earnings and cash flows of the Buyer and its subsidiaries for such year and the related audited consolidated balance sheet as at the end of such year, prepared in accordance with GAAP on a last-in, first-out basis, and accompanied by an opinion thereon of KPMG Peat Marwick LLP or another firm of independent certified public accountants of recognized national standing, which opinion shall state that such consolidated financial statements fairly present the consolidated financial condition and results of operations of the Buyer and its subsidiaries as at the end of, and for, such fiscal year;

             (b) the Buyer shall keep, and shall cause each subsidiary to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all financial transactions.

             (c) the Buyer shall pay and discharge and shall cause each of its subsidiaries to pay and discharge, all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, provided that neither the Buyer nor such subsidiary shall be required to pay any such Tax, assessment, charge, levy or claim the payment of which is being contested in good faith and by proper proceedings if it maintains adequate reserves with respect thereto.

             (d) the Buyer shall, and shall cause each of its subsidiaries to:
     (i) file all Federal, state and local tax returns and other reports that the Buyer or such subsidiary is required by law to file; (ii) maintain adequate reserves for the payment of all taxes, assessments, governmental charges and levies imposed upon it, its income or its profits or upon any Property or other asset owned by it.

             (e) the Buyer shall maintain, and shall cause each of its subsidiaries to maintain, insurance in such amounts and against such risks as is usually carried by owners of similar businesses and properties and Buyer shall cause its insurance carriers to name Seller as an additional insured and shall at the request of Seller, deliver certificates of insurance to Seller with respect thereto.

             (f) the Buyer shall preserve and maintain, and shall cause each of its subsidiaries to preserve and maintain: (i) its separate corporate existence; (ii) all of its right, privileges and franchises necessary or desirable in the normal conduct of its business; and (iii) its qualification and good standing in all states in which such qualification is necessary in order for the Buyer or such subsidiary to conduct its business in such states.

             (g) the Buyer shall keep, and shall cause each of its subsidiaries to keep, all of its properties and other assets in good working order and condition (having regard to the condition of such properties and assets at the time such properties and assets were acquired by the Buyer or such subsidiary), ordinary wear and tear excepted; shall make, and shall cause each subsidiary to make, all necessary renewals, repairs, replacements, additions and improvements thereto.

             (h) the Buyer shall comply, and shall cause each of its subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental body or regulatory authority.

             (i) the Buyer shall, and shall cause its subsidiaries to, pay when due all indebtedness and other obligations of the Buyer or its subsidiaries.

                                   ARTICLE IV
                        CERTAIN COVENANTS AND AGREEMENTS
                        --------------------------------

Section 4.1  Conduct Prior to Closing.
- -----------  ------------------------

     (a)     Ordinary Course of Business.  From the date hereof through the
             ---------------------------
Closing Date (the "Interim Period"), unless Buyer consents otherwise, Seller will conduct its business only in the ordinary course, will not dispose of any of the Equipment, will not enter into any contract, lease, agreement, transaction or arrangement which, if existing on the date hereof, would be required to be disclosed herein in response to any of the representations or warranties set forth in Article II, and will not take any other action which would cause any representation or warranty made in Article II hereof to be incorrect in any material respect if such representation or warranty were made on any date from the Closing Date through the Closing Date.

     Specifically, during the Interim Period, Seller shall not, without the written consent of Buyer:

             (i) Cancel any material debts or claims, or waive any rights of substantial value, or sell or otherwise dispose of or transfer any of the Purchased Assets, other than by transactions and actions in the ordinary course of business;

             (ii) Permit or allow any of the Purchased Assets to be mortgaged, pledged, subjected to security interests or otherwise encumbered other than in the ordinary course of business, consistent with past practice;

             (iii) Make or incur any account payable other than in the ordinary course of business or incur any unusual or long-term commitment or other material obligation (whether absolute, accrued, contingent or other and whether due or to become due) affecting the business or Purchased Assets of Seller;

             (iv) Grant or pay any increase in salary or other type of bonus or compensation pursuant to any bonus, pension, profit-sharing or other plan or commitment, or otherwise, to any employee other than increases in the ordinary course of business;

             (v) Pay, loan or advance any amount to or in respect of, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to or enter into any agreement, arrangement or transaction with any of the Shareholders, any of Seller's officers or directors, or any affiliate or associate (as the term "associate" is presently defined by the Rules and Regulations promulgated under the Securities Act of 1933, as amended) of any shareholder, or any of Seller's officers or directors, or any business or entity in which any shareholder, any officer or director of Seller, or any affiliate or associate of any such persons, has any direct or indirect interest, except for usual salary and expenses provided in the ordinary course of business;

             (vi) Reveal to any third person any customer lists or other confidential or proprietary information, or act otherwise in any manner which may materially adversely affect any of the Purchased Assets of Seller;

             (vii) Make any capital expenditures or commitments in excess of $10,000 in the aggregate for additions to equipment; or

             (viii) Make any material change in any method of accounting or accounting practice except as otherwise approved by Buyer.

     (b)     Access.  Through the Closing Date, Seller shall give Buyer and its
             ------
agents, attorneys and representatives full access to such of its properties, books, records and documents as Buyer may reasonably request; provided, however,
                                                              -----------------
that until the Closing Buyer shall not disclose and shall cause its agents, attorneys and representatives not to disclose to any other party any confidential date or information secured from Seller, and, if the Closing does not occur as herein provided, Buyer will promptly return to Seller, at Buyer's expense, all documents, contracts and papers obtained from Seller or any of its representatives and all copies thereof and similarly, the Seller shall promptly return to Buyer, at Seller's expense, all documents, contracts and papers obtained from Buyer or any of its representatives.

     (c)     Insurance.  Through the Closing Date Seller shall maintain in
             ----------
effect all insurance polices currently in effect.

     (d)     Press Releases and Announcements.  Through the Closing Date,
             --------------------------------
Buyer and Seller will cooperate in the preparation and dissemination of any press releases, announcements and other disclosures to others relating to the transactions contemplated hereby, and neither party shall make any such press releases, announcements or other disclosures, without the prior written consent of the other party; provided, however, that this subsection shall not preclude
                    -----------------
either party from making any disclosure as to the transactions contemplated hereby which the disclosing party reasonably believes is required by applicable law; and provided, further, the Seller acknowledges that the Buyer in conducting its due diligence will be meeting representatives of two of the Seller's principal customers, Wild Oats Markets and Alfalfa's Markets, and Seller consents to such meetings.

     (e)     Preservation of Business.  Through the Closing Date, Seller will
             ------------------------
use its reasonable efforts to (i) preserve its present business organization intact, (ii) retain the services of its present officers and employees, (iii) preserve the present relationships of Seller with its customers, suppliers and other persons with whom it has business dealings, and (iv) preserve the good will of Seller's business.

Section 4.2  Transfer of Name.  The Seller does business under the Name which it
- -----------  ----------------
has filed as a fictitious name with the Colorado Secretary of State and on the Closing Date the Seller will transfer the name to the Buyer to permit it to use the name from and after the Closing Date.

Section 4.3  Maintenance of Records.  Inasmuch as certain of the Seller's books,
- -----------  ----------------------
records and documents are to be included as Purchased Assets and sold to Buyer hereunder, and certain other of Seller's books, records and documents are Excluded Assets to be retained by Seller hereunder, and Buyer or Seller may have need to have access to the books, records and documents held by the other after the Closing, Buyer and Seller agree that they shall each maintain for at least four years after the Closing Date (or for such longer period as may be required by applicable law) the respective books, records and documents sold or retained hereunder. During such period, representatives of Buyer shall be permitted to inspect and make copies of said books, records and documents retained by Seller during normal business hours and upon reasonable notice for purposes related to the continuation by Buyer of Seller's business; and representatives of Seller shall be permitted to inspect and make copies of said books, records, and documents sold to Buyer during normal business hours and upon reasonable notice for purposes related to winding up its affairs.

Section 4.4  Non-Compete Agreement.  At the Closing, the Seller shall enter
- -----------  ---------------------
into a Non-Compete Agreement with the Buyer in substantially the form of
Exhibit 4.4 hereto.
- -----------

Section 4.5  Seller's Employees.  Seller shall give such notice to its employees
- -----------  ------------------
and to all governmental authorities, as required by applicable law, of the sale of the Purchased Assets to the Buyer under this Agreement on or prior to the Closing Date. Buyer may, but shall not be obligated pursuant to this Agreement, offer employment after the Closing to the employees of the Seller on such terms and conditions as Buyer may, in its sole discretion, determine appropriate; provided, however, in the event Buyer does offer employment commencing after Closing, Seller shall be responsible for all employment related liability related for any period through the Closing, including all accrued vacation leave for each former employee of Seller employed by Buyer. Buyer shall not have any liability to Seller or to any of Seller's employees for any employment related liability accruing on or before the Closing Date other than for amounts reflected as Assumed Obligations on the Closing Date Financial Statements. Prior to the Closing Date, Seller shall, to the extent permitted by law, provide Buyer with copies of the personnel records of all of its then current employees to include the two most recent employee evaluations for each such employee, if available. Seller will terminate employment of all of its employees on or before the Closing Date that are identified by Buyer to become employees of Buyer. Prior to the Closing Date, Buyer shall deliver to those employees of Seller which it has elected to employ a written offer of employment. The parties acknowledge that, effective as of the Closing Date, (i) no employee of the Seller shall be eligible to continue participation in any of the employee benefit plans of Seller, and (ii) Seller shall cease to provide any employee benefits or compensation to any such employee, except as required by law. Notwithstanding, Seller shall compensate all of its employees for accrued vacation pay or shall otherwise make arrangements with the Buyer to permit such employees to take accrued vacation of up to five (5) work days after the Closing Date but with Seller compensating Buyer therefore at the Closing Date. Seller shall deliver written verification to Buyer at the Closing as to each such employee who has elected to take such vacation days after the Closing Date.

Section 4.6  Further Assurances.  Seller and Buyer each hereby covenants and
- -----------  ------------------
agrees with the other that at any time and from time to time it will promptly execute and deliver to the other such further assurances, instruments and documents and take such further action as the other may reasonably request in order to carry out the full intent and purpose of this Agreement.

Section 4.7  Fees, Expenses and Sales Taxes.  Seller, Shareholders and Buyer
- -----------  ------------------------------
shall each bear their own expenses in connection with the negotiation and preparation of this Agreement and their consummation of the transactions contemplated hereby, including without limitation the fees and expenses of their respective counsel, accountants and consultants. The fees and expenses of preparing the Closing Date Financial Statements shall be borne by Seller. Buyer shall pay any Colorado and City of Denver or other sales or use Taxes imposed on it with respect to its purchase of the Purchased Assets hereunder. Seller shall pay all transfer Taxes.

Section 4.8   No Brokers.  Other than the obligation of the Seller to pay a
- -----------   ----------
broker's or finder's fee to Robertson, Stephens & Company, which Seller shall pay at Closing, Seller and Buyer each represent and warrant to the other that no broker or finder has been involved or engaged by it in connection with the transactions contemplated hereby, and each hereby agrees to indemnify and save harmless the other from and against any and all broker's or finder's fees, commissions or similar charges incurred or alleged to have been incurred by the indemnifying party in connection with the transactions contemplated hereby and any and all loss, liability, cost or expense (including reasonable attorneys' fees) arising out of any claim that the indemnifying party incurred any such fees, commissions or charges.

Section 4.9   Payment of Excluded Liabilities.  Seller covenants and agrees that
- -----------   -------------------------------
it will pay, perform and discharge the Excluded Liabilities and Obligations as and when due, and will indemnify and save harmless Buyer therefrom. Buyer covenants and agrees that it will pay, perform and discharge the Assumed Obligations as and when due, and will indemnify and save harmless the Seller therefrom.

Section 4.10  Bulk Transfer Compliance.  Inasmuch as Buyer is to assume the
- ------------  ------------------------
Assumed Liabilities and Obligations and Seller has agreed to duly pay, perform and discharge the Excluded Liabilities and Obligations, Buyer and Seller hereby mutually agree to waive compliance with the provision of Article 6 of the Colorado Uniform Commercial code and of the corresponding laws of any other jurisdiction, to the extent applicable to the transactions contemplated hereby. Seller covenants and agrees to indemnify and save harmless Buyer from and against any and all loss, liability, cost and expense (including reasonable attorneys' fees) arising out of noncompliance with said Bulk Transfers laws except to the extent arising out of Buyer's failure to pay, perform and discharge the Assumed Liabilities and Obligations as and when due.

Section 4.11  Good Faith.  From the date of this Agreement until the Closing,
- ------------  ----------
neither Seller nor Buyer shall engage in any transaction or continue any course of conduct that, if engaged in or continued, would preclude or otherwise have a materially adverse effect on the consummation of the transactions contemplated hereby. Seller shall not take, or omit to take, any actions with respect to its assets or business, with the intent or the effect of causing Seller to breach its representations, warranties or covenants hereunder. Buyer and Seller will each exercise its reasonable efforts to cause all conditions to Closing set forth in Article V to be satisfied.

Section 4.12  Prompt Action.  Buyer and Seller shall proceed diligently and with
- ------------  -------------
all practicable haste, and will use their respective best efforts, to prepare all necessary documentation and to complete all other matters relating to the Closing not later than July 29, 1995.

Section 4.13  Credit Cards.  Certain of Seller's delivery driver employees and
- ------------  ------------
certain other employees will have in their possession as of the Closing Date credit cards which they shall be permitted by Seller to retain and use in the ordinary course of business for the benefit of Buyer after the Closing Date. Buyer agrees to indemnify and hold harmless Seller for such credit card charges after the Closing Date and until August 31, 1995 or until such earlier time as the cards are cancelled and returned to Seller.

Section 4.14  Insurance.  As of the Closing Date, the Buyer shall have in full
- ------------  ---------
force and effect liability and property insurance with respect to the Purchased Assets in coverage amounts similar to those in effect on the Closing Date for the benefit of the Seller. To effect an orderly coverage transition, the Buyer shall arrange to acquire such insurance coverage through insurance carriers providing coverage for the Seller and the Seller shall cooperate with Buyer to enable Buyer to obtain such coverage.

                                   ARTICLE V
                             CONDITIONS TO CLOSING
                             ---------------------

Section 5.1  Conditions to Buyer's Obligations.  The obligations of Buyer to
- -----------  ---------------------------------
complete the Closing are contingent upon the fulfillment of each of the following conditions on or before the Effective Date, except to the extent that Buyer may, in its absolute discretion, waive in writing any one or more thereof in whole or in part:

     (a)     Bringdown.  The representations and warranties of Seller set forth
             ---------
     in this Agreement shall be true and correct in all material respects on the Closing Date with the same force and effect as though made on the Closing Date; all terms, covenants and conditions to be complied with and performed by Seller under this Agreement on or before the Closing Date shall have been duly complied with and duly performed; and Seller shall have delivered to Buyer at Closing a certificate, dated the Closing Date, to such effect.

     (b)     Instruments of Transfer.  Seller shall have delivered to Buyer such
             -----------------------
     assignments, bills of sale, certificates of title, and other instruments of transfer, all in form reasonably satisfactory to Buyer, as are necessary to fully and effectively convey to Buyer all of the Purchased Assets in accordance with the terms hereof.

     (c)     Consents.  The consents described in Exhibit 2.3 hereto, and all
             --------                             -----------
     other consents required for Seller to perform its obligations hereunder, shall have been obtained in form reasonably satisfactory to Buyer.

     (d)     Non-Compete Agreements.  The Seller shall have executed and
             ----------------------
     delivered a Non-Compete Agreement with Buyer in substantially the form of
     Exhibit 4.4 hereto.
     -----------

     (e)      No Adverse Proceedings.  No action, suit or proceeding before any
              ----------------------
court or governmental or regulatory authority shall have been commenced, no investigation by any governmental or regulatory authority shall have been commenced, and no action, suit or proceeding by any governmental or regulatory authority shall have been threatened, against any of the parties to this Agreement, or any of the principals, officers or directors of any of them, or any of the Purchased Assets seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

     (f)      Legal Opinion.  There shall have been delivered to Buyer the
              -------------
written legal opinion of Seller's counsel, Ireland, Stapleton, Pryor & Pascoe, P.C., dated the Closing Date, in substantially the form of Exhibit 5.1(f)
                                                           -------------
hereto.

     (g)      Shareholder and Director Approval.  The transactions occurring
              ---------------------------------
pursuant to this Agreement shall be approved by Seller's Board of Directors (and, to the extent necessary, by its shareholders) and Seller shall have delivered to Buyer copies of any resolutions approving the transactions occurring pursuant to this Agreement, certified by the Secretary of Seller.

     (h)      Casualty.  There shall not have occurred prior to the Closing Date
              --------
any material destruction, damage or loss to the Building or the Purchased
Assets.

     (i)      Articles of Incorporation and Bylaws. Seller shall have delivered
              ------------------------------------
to Buyer the Articles of Incorporation and the Bylaws, along with a certificate, dated as of the Closing Date, certifying as to the accuracy and completeness of the Articles of Incorporation and Bylaws.

     (j)      Miscellaneous.  A Certificate of Tax Good Standing and/or Waiver
              -------------
of Tax Lien issued by the relevant state taxing authority as to the Seller and its assets.

     (k)      Seller Closing Deliveries.  Seller shall have provided to the
              -------------------------
Buyer on or before the Closing Date the following:

              (i) a good standing certificate issued by the Secretary of State of Colorado with respect to Seller.

              (ii) certified copies of resolutions of the shareholders and board of directors of Seller authorizing the execution, delivery and performance by Seller of this Agreement, the conveyance of the Purchased Assets and the transactions contemplated hereby;

             (iii) Seller shall have caused a search of the public records of the Secretary of State of Colorado and the Clerk and Records of the City and County of Denver relating to the existence of any Uniform Commercial Code financing statements and any statements of assignment thereof with respect to the Purchased Assets and shall cause its counsel to provide a report of such search to Buyer at the Closing;

             (iv) Seller shall provide evidence that it has given all required notices to appropriate taxing authorities with respect to the sale of the Purchased Assets and has paid all required taxes and Seller shall deliver tax lien releases or waivers to enable the Purchased Assets to be sold hereunder to the Buyer free and clear of all liens and encumbrances; and

             (iv) Seller shall have provided all information reasonably requested and shall have given representatives of Buyer access at all reasonable times to its place of business and property.

     (1)     Lease Agreement. Seller shall execute and deliver to the Buyer a
             ----------------
  lease for the Building (the "Lease") in the form as shall be agreed upon by the Buyer and Seller.

     (m)     Customer Orders.  There shall not have occurred any material  (ten
             ---------------
  percent [10%] or more) decrease in sales volumes with either of the Seller's two (2) largest customers, Wild Oats Markets and Alfalfa's Markets comparing second quarter 1994 to second quarter 1995.

     (n)     Inspections of Building and Equipment.  The Buyer and its
             -------------------------------------
  representatives shall have inspected the Building and Equipment and shall be reasonably satisfied as to the good operating condition of the Building and its operating systems and the Equipment such that the same shall be capable of its intended use by the Buyer in the continuance of the Seller's business.

     (o)     Permits.  Seller shall have assisted Buyer in obtaining all
             -------
  necessary state and local operating permits and authorizations to enable Buyer to take over and continue the business of the Seller on and as of the Closing Date. Buyer and Seller shall timely cooperate with each other to enable Buyer to so conduct operations from and after the Closing Date.

     (p)     Health Compliance and Other Assurances.  Seller shall have
             --------------------------------------
  delivered to Buyer an inspection report of the Denver Department of Health and Hospitals of the Building which shall be reasonably satisfactory to Buyer.

Section 5.2  Conditions to Seller's Obligations.  The obligations of Seller to
- -----------  ----------------------------------
complete the Closing are contingent upon the fulfillment of each of the following conditions on or before the Closing Date, except to the extent that Seller may, in its absolute discretion, waive any one or more thereof in whole or in part:

     (a) Bringdown.  The representations and warranties of Buyer set forth in
         ---------
  the Agreement shall be true and correct in all material respects on the Closing Date with the same force and effect as though made on the Closing Date; all terms, covenants and conditions to be complied with and performed by Buyer under this Agreement on or before the Closing Date shall have been duly complied with and duly performed; and Buyer shall have delivered to Seller at Closing a certificate, dated the Closing Date, to such effect.

     (b) Payment of Adjusted Purchase Price and Assumption of Assumed
         ------------------------------------------------------------
  Liabilities and Obligations.  Buyer shall have paid to Seller the Purchase
  ---------------------------
  Price, as provided in Section 1.3(c) shall have delivered the Note in escrow to counsel for the Seller and shall have assumed the Assumed Obligations, as provided in Section 1.4 hereof, including without limitation, the remaining principal balances of the Equipment Note and the Vehicle Notes as exist on the Closing Date.

     (c) Corporate Approval.  The transactions occurring pursuant to this
         ------------------
  Agreement shall be approved by Buyer's Board of Directors (and, to the extent necessary by its shareholders) and Buyer shall have delivered to Seller copies of any resolutions approving the transactions contemplated by this Agreement, certified by the Secretary of the Buyer.

     (d) Non-Compete Agreements.  Buyer shall have executed and delivered the
         ----------------------
  Non-Compete Agreement with the Seller in substantially the form of Exhibit 4.4
                                                                     -----------
  hereto.

     (e) No Adverse Proceedings.  No action, suit or proceeding before any court
         ----------------------
  or governmental or regulatory authority shall have been commenced, no investigation by any governmental or regulatory authority shall have been commenced, and no action, suit or proceeding by any governmental or regulatory authority shall have been threatened, against any of the parties to this Agreement, or any of the principals, officers or directors of any of them, or any of the Purchased Assets seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

     (f) Legal Opinion.  There shall have been delivered to Seller the written
         -------------
  legal opinion of Buyer's counsel, Cameron & Mittleman, dated the Closing Date, in substantially the form of Exhibit 5.2(f) hereto.
                               -------------

     (g) Lease Agreement.  Buyer shall have executed and delivered the Lease.
         ---------------

     (h) Other Assurances.  Buyer shall have delivered to Seller such other and
         ----------------
  further certificates, assurances and documents as Seller may reasonably request in order to evidence the accuracy of Buyer's representations and warranties, the performance of its covenants and agreements to be performed at or prior to the Closing, and the fulfillment of the conditions to Seller's obligations.

                                   ARTICLE VI
                                INDEMNIFICATION
                                ---------------

Section 6.1  Indemnification by Seller.  Pursuant to the procedures and
- -----------  -------------------------
limitations set forth in this Article VI, Seller hereby agrees that it will indemnify and save harmless Buyer from and against any and all Economic Loss (defined in Section 6.3) incurred by Buyer arising after the Closing out of any of the following:

     (a) Breach of Warranty.  The falsity or incorrectness of any representation
         ------------------
  or warranty made by Seller in this Agreement or in any instrument or document delivered by Seller to Buyer pursuant to this Agreement;

     (b) Breach of Covenants.  Seller's failure to duly perform any covenant or
         -------------------
  agreement to be performed by it under this Agreement or under any instrument or document delivered by Seller to Buyer pursuant to this Agreement;

     (c) Excluded Liabilities.  The Excluded Liabilities and any other liability
         --------------------
  or obligations, or alleged liability or obligations, of Seller other than the Assumed Liabilities; or

     (d) Claims Against Subject Assets.  Any levy or other claim by any third
         -----------------------------
  party against or with respect to the Purchased Assets, or any other claim by any third party against Buyer, arising out of any act or omission or alleged act or omission of Seller prior to the Closing, unless such claim or levy is with respect to Assumed Obligations or Permitted Encumbrances.

Section 6.2  Indemnification by Buyer.  Pursuant to the procedures and
- -----------  ------------------------
limitations set forth in this Article VI, Buyer hereby agrees that it will indemnify and hold harmless Seller from and against any and all Economic Loss incurred by Seller arising after the Closing out of any of the following:

     (a) Breach of Warranty.  The falsity or incorrectness of any representation
         ------------------
  or warranty made by Buyer in this Agreement or in any instrument or document delivered by Buyer to Seller pursuant to this Agreement;

     (b) Breach of Covenants.  Buyer's failure to duly perform any covenant or
         -------------------
  agreement to be performed by it under this Agreement, the Note or the

  Security Agreement or under any instrument or document delivered by Buyer to Seller pursuant to this Agreement; or

     (c) Assumed Obligations.  The Assumed Obligations or any other liability
         -------------------
  specifically undertaken by Buyer under this Agreement.

Section 6.3  Economic Loss Defined.  As used in this Agreement, the term
- -----------  ---------------------
"Economic Loss" means the aggregate amount of any losses, liabilities, damages, costs or expenses (including reasonable attorneys' fees and expenses incurred in connection with third party actions or enforcing this Agreement) incurred by Buyer or Seller arising out of the matters or circumstances referred to in subsections (a) through (d) of Section 6.1 as to Buyer and in subsections (a) through (c) of Section 6.2 as to Seller. Economic loss shall not include consequential damages.

Section 6.4   Indemnity Claims by Buyer or Seller.
- -----------   -----------------------------------

     (a) Notice of Claim.  If any matter shall arise which, in the opinion of
         ---------------
  Buyer, constitutes or may give rise to an Economic Loss subject to indemnification by Seller or Buyer, as the case may be, as provided herein (an "Indemnity Claim"), Buyer or Seller shall give prompt written notice (a "Notice of Claim") of such Indemnity Claim to the other party hereto, setting forth the relevant facts and circumstances of such Indemnity Claim in reasonable detail and the amount of indemnity sought from the other party with respect thereto, and shall give continuing notice promptly thereafter as to developments coming to such party's attention materially affecting any matter relating to such Indemnity Claim.

     (b) Third Party Claims.  If any Indemnity Claim is based upon any claim,
         ------------------
  demand, suit or action of any third party against Buyer or the Purchased Assets (a "Third Party Claim"), then Buyer, at the time it gives Seller the Notice of Claim with respect to such Third Party Claim, shall either (at Buyer's option):

         (i) Offer to Seller the option to have Seller assume the defense of such Third Party Claim, with counsel reasonably approved by Buyer, which option shall be exercised by Seller (if Seller elects to exercise) by written notice to Buyer within fifteen (15) days after Buyer gives written notice to Seller. If Buyer so offers such option and Seller so exercises such option, then Seller shall, at its own expense, assume the defense of such Third Party Claim, shall upon the final determination thereof duly discharge at its own expense all liability of Buyer with respect to such Third Party Claim, and shall be entitled, in its sole discretion and at its sole expense but without any liability of Buyer therefore, to compromise or settle such Third Party Claim upon terms acceptable to Seller. From the time Seller so assumes such defense and while such defense is pursued diligently and in good faith, Seller shall have no further liability for attorneys' fees or other costs of defense thereafter incurred by Buyer in connection with such Third Party Claim; or (ii) undertake to defend such Third Party Claim itself. If Buyer so undertakes the defense of the Third Party Claim, it shall conduct such defense as would a reasonable and prudent person to whom no indemnity were available, shall permit Seller (at Seller's sole expense) to participate in (but not control) such defense, and shall not settle or compromise such Third Party Claim without Seller's consent. If Buyer fails to offer to Seller the option to assume the defense as provided in clause (i) above, or if Buyer so offers such option and Seller do not exercise such option within the time and in the manner therein provided, then Buyer shall undertake such defense in accordance with this clause (ii).

         (ii) As to any Third Party Claim against Seller, Seller shall provide Buyer the same rights as Buyer provides Seller in subparagraph (i) above.

Section 6.5   Limitation of Seller's Liability. Except (i) as otherwise
- -----------   --------------------------------
expressly provided in this Agreement, and (ii) in the case of fraud on the part of Seller, Seller shall not have any liability for any net Economic Loss otherwise indemnifiable hereunder with respect to which a Notice of Claim has not been given to the Seller prior to the expiration of eighteen (18) months after the Closing Date and the aggregate Economic Loss for which the Seller shall be liable to the Buyer hereunder shall not exceed $4,000,000, provided however, there shall be no limit, either in time or amount, with respect to Seller's obligations to fulfill all Excluded Liabilities and to pay all Taxes. The Buyer shall not seek indemnification under this Article VI until its Economic Loss is greater than $50,000 and thereafter shall be entitled to indemnification for any and all such Economic Loss above $25,000.

Section 6.6  Set-Off.  In addition to any other rights or remedies which Buyer
- -----------  -------
may have, at law or equity, as a result of an Indemnity Claim, Buyer shall have the right to set-off the amount of such Indemnity Claim against any amounts due and owing under the Note or otherwise due the Seller under this Agreement or the Non-Compete Agreement. If an Indemnity Claim shall arise in an unliquidated amount, then in addition to any other rights or remedies which Buyer may have at law or in equity, Buyer shall have the right to pay any amounts owed under the
Note into a segregated interest bearing account (the "Account") with Barclay's, until the amount of such Indemnity Claim shall become liquidated. At such time as the amount of the Indemnity Claim shall become liquidated, Buyer shall promptly pay any amounts in the Account in excess of the amount of the Indemnity Claim to Seller.

Section 6.7  Survival of Seller's Warranties.  The representations and
- -----------  -------------------------------
warranties of Seller made in this Agreement or in any instrument or document delivered by Seller to Buyer pursuant to this Agreement shall survive the Closing to the extent, but only to the extent, of the liability of Seller for indemnity with respect thereto as provided for in this Article VI.

Section 6.8  Continued Liability for Indemnity Claims.  The liability of Seller
- -----------  ----------------------------------------
and the Buyer hereunder with respect to Indemnity Claims shall continue for so long as any Indemnity Claims may be made hereunder and, with respect to any such Indemnity Claims duly and timely made, thereafter until Seller's liability therefor is finally determined and satisfied, notwithstanding any prior liquidation or dissolution of Seller. If Seller shall liquidate or dissolve at any time when any liability of Seller with respect to Indemnity Claims may thereafter arise or be determined, then at the time of such liquidation or dissolution, the distributees of Seller's assets after the closing, including any liquidating trust established by the shareholders of the Seller shall assume Seller's liability with respect to Indemnity Claims to the extent of the value of all such assets distributed to them in such liquidation, and unless the shareholders or distributees expressly or by operation of law assume such liabilities, then Seller's or Buyer's liabilities and obligations to Buyer shall not be deemed to have been paid, discharged or provided for, and such distribution shall be void as against Buyer to the extent of such liabilities.

                                  ARTICLE VII
                                 MISCELLANEOUS
                                 -------------

Section 7.1  Merger Clause.  This Agreement contains the final, complete and
- -----------  -------------
exclusive statement of the agreement between the parties with respect to the transactions contemplated herein and all prior or contemporaneous written or oral agreements with respect to the subject matter hereof are merged herein.

Section 7.2  Amendments.  No change, amendment, qualification or cancellation
- -----------  ----------
hereof shall be effective unless in writing and executed by each of the parties hereto by their duly authorized officers.

Section 7.3  Benefits and Binding Effect.  This Agreement shall be binding upon
- -----------  ---------------------------
and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided, that neither party may sell, assign or otherwise convey its respective obligations hereunder.

Section 7.4  Notices.  All notices, requests and demands and other
- -----------  -------
communications hereunder must be in writing and shall be deemed to have been duly given when personally delivered or when place in the United States Mails and forwarded by Registered or Certified Mail, return receipt requested, postage prepaid, addressed to the party to whom such notice is being given at the following addresses:

     AS TO SELLER:               Prem Mark, Inc.
                                 Donald Delaski, Chairman
                                 8280 Greensboro Drive
                                 McLean, Virginia  22101

     COPY TO:                    Robert A. Jacobs, Chairman
                                 c/o Milbank, Tweed, Hadley & McCloy
                                 1 Chase Manhattan Plaza
                                 New York, New York 10005

     COPY TO:                    Ireland, Stapleton, Pryor & Pascoe, P.C.
                                 1675 Broadway, Suite 2600
                                 Denver, Colorado 80202
                                 Attn: Hardin Holmes


     AS TO BUYER:                Cornucopia Natural Foods, Inc.
                                 260 Lake Road
                                 Dayville, Connecticut 06241
                                 Attn:  Steven Townsend
                                   Chief Financial Officer


     COPY TO:                    Cameron & Mittleman
                                 56 Exchange Terrace
                                 Providence, Rhode Island 02903
                                 Attn:  E. Colby Cameron


Any party may change the address(es) to which notices to it are to be sent by giving notice of such change to the other parties in accordance with this Section.

Section 7.5  Captions.  The captions are for convenience of reference only and
- -----------  --------
shall not be construed as a part of this Agreement.

Section 7.6  Governing Law.  This Agreement shall be construed, interpreted,
- -----------  -------------
enforced and governed by and under the laws of the State of Colorado.

Section 7.7  Exhibits.  All of the Exhibits hereto referred to in this Agreement
- -----------  --------
are hereby incorporated herein by reference and shall be deemed and construed to be a part of this Agreement for all purposes.

Section 7.8  Severability.  The invalidity or unenforceability of any one or
- -----------  ------------
more phrases, sentences, clauses or provisions of this Agreement shall not affect the validity or enforceability of the remaining portions of this Agreement or any part thereof.

Section 7.9  Counterparts.  This Agreement may be executed in any number of
- -----------  ------------
counterparts, all of which shall constitute one and the same instrument.

Section 7.10  Time.  Time is of the essence of this Agreement and all of its
- ------------  ----
terms and conditions.

     IN WITNESS WHEREOF, Seller and Buyer have each caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

SELLER:                                         BUYER:

PREM MARK, INC.                                 CORNUCOPIA NATURAL FOODS, INC.



By:     /s/ Donald deLaski                      By:     /s/ Norman A. Cloutier
   -----------------------                         ---------------------------
     Donald deLaski                                  Norman A. Cloutier
     Chairman of the Board                           President

                                LIST OF EXHIBITS
                                ----------------



Exhibit 1.1(a)(i)                    Accounts Receivable
Exhibit 1.1(a)(ii)                   Inventory
Exhibit 1.1(a)(iii)                  Equipment
Exhibit 1.1(a)(iv)                   Contracts
Exhibit 1.1(a)(v)                    Intellectual Property
Exhibit 1.1(a)(viii)                 Licenses
Exhibit 1.3(c)                       Note
Exhibit 1.3(d)                       Allocation of Purchase Price
Exhibit 2.2                          Jurisdictions in Which Authorized
                                     to Conduct Business
Exhibit 2.3                          Conflicts and Consents
Exhibit 2.4                          Financial Statements
Exhibit 2.5                          Certain Changes
Exhibit 2.6                          Permitted Encumbrances
Exhibit 2.8                          Equipment Leases
Exhibit 2.10                         Litigation
Exhibit 2.11                         Compliance with Law
Exhibit 2.12                         Hazardous Substances
Exhibit 2.14                         Employee Benefit Plans
Exhibit 2.18                         Product Recalls
Exhibit 3.3                          Buyer Financial Statements
Exhibit 4.4                          Form of Non-Competition Agreement
Exhibit 5.1(f)                       Form of Opinion of Seller's Counsel
Exhibit 5.2(f)                       Form of Opinion of Buyer's Counsel